AGREEMENT FOR TRANSFER OF STOCK


     This Agreement for Transfer of Stock made and effective as of this 17th day of November 2000 by and between Tri-State Holdings Management, Inc., a Virginia corporation (hereinafter "Tri-State") and BMC Holdings, Inc., a Virginia corporation (hereinafter "BMC"), provides as follows:

Recitals.
--------

     Tri-State currently owns 100 shares of voting common stock of TSB IV Management, Inc., a Virginia corporation, which represents all of the issued and outstanding shares of TSB IV Management, Inc. (the "Stock"). Tri-State desires to transfer, assign and convey to BMC all of its right, title and interest in and to the Stock and BMC is willing to accept the conveyance of the Stock from Tri-State on the terms hereinafter set forth.

     Now, therefore, for and in consideration of $100.00 cash in hand paid by BMC to Tri-State, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Assignment of Stock.
     -------------------

     Effective as of the date of this Agreement, Tri-State, in consideration of the payment of $100.00 by BMC to Tri-State, hereby assigns, transfers and conveys to BMC all of its right, title and interest in and to the Stock. Tri-State represents and warrants that it has the full right to transfer and convey the Stock, that the transfer has been approved by all necessary corporate action, and that there are no liens or encumbrances that attach to the Stock.

     BMC hereby accepts the assignment by Tri-State to BMC of all of Tri-State's right, title and interest in and to the Stock and agrees to indemnify and hold Tri-State harmless from any future liability arising from or relating to ownership of the Stock from the date of this Agreement forward. BMC represents that it has the full right to accept the transfer of the Stock, that the ownership thereof is permitted by BMC's articles of incorporation and by-laws, and that all necessary corporate action has been taken to approve this transaction.

         Witness the following signatures:

                                Tri-State Holdings Management, Inc., a Virginia corporation by: /s/ ALAN R. BRILL
                                    -----------------
                                    a duly authorized officer



                                BMC Holdings, Inc., a Virginia corporation



                                by: /s/ ALAN R. BRILL
                                    -----------------
                                    a duly authorized officer






                                       2